Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT, dated as of June 26, 2023 (this “Agreement”), is made and entered into by and among ExcelFin SPAC LLC, a Delaware limited liability company (the “Sponsor”), ExcelFin Acquisition Corp., a Delaware corporation (“SPAC”), and Baird Medical Investment Holdings Limited, a Cayman Islands exempted company (“PubCo”).

WHEREAS, SPAC, PubCo, Betters Medical Investment Holdings Limited, a Cayman Islands exempted company (“Betters”), Betters Medical Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of PubCo, and Tycoon Choice Global Limited, a business company limited by shares incorporated under the Laws of the British Virgin Islands and a direct, wholly owned Subsidiary of Betters (the “Company”), propose to enter into, concurrently herewith, a business combination agreement (the “Business Combination Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement), which provides for, among other things, a business combination between SPAC and the Company;

WHEREAS, as of the date hereof, the Sponsor owns of record 5,750,000 shares of SPAC Class B Common Stock (all such shares of SPAC Stock and any shares of SPAC Stock of which ownership of record or the power to vote is hereafter acquired by the Sponsor prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, as of the date hereof, the Sponsor owns of record all of the Private Placement Warrants, and the Sponsor agrees to cancel for no consideration all of the Private Placement Warrants, subject to and in accordance with the terms set forth in this Agreement;

WHEREAS, as of the date hereof, the Sponsor is the lender under the Sponsor Loans, and the parties hereto agree that all of the Sponsor Loans shall be converted into the right of the Sponsor to receive PubCo Ordinary Shares at the Effective Time, subject to and in accordance with the terms set forth in this Agreement; and

WHEREAS, in order to induce SPAC, PubCo and the Company to enter into the Business Combination Agreement and the Key Betters Shareholders to enter into the Betters Shareholder Support Agreement, the Sponsor desires to enter into this Agreement with respect to the Shares.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.   Agreement to Vote. The Sponsor hereby agrees to vote, at any meeting of the SPAC Stockholders, including the SPAC Stockholder Meeting, and in any action by written consent of the SPAC Stockholders, all Shares held by the Sponsor at such time in favor of the approval and adoption of the Business Combination Agreement and the Transactions and all other Transaction Proposals.

2.  Warrant Cancellation. The Sponsor hereby agrees that, immediately prior to the Effective Time, but subject to consummation of the Merger, all of the Private Placement Warrants, which are owned of record by the Sponsor, shall be surrendered to SPAC for no consideration and cancelled by SPAC effective as of immediately prior to the Effective Time.

3.  Conversion of Sponsor Loans. Each of the parties hereto agrees that, immediately prior to the Effective Time, but subject to the consummation of the Merger, all of the unpaid balances under the Sponsor Loans shall be converted, as full repayment therefor, into the right of the Sponsor to receive from PubCo a number of validly issued, fully paid and non-assessable PubCo Ordinary Shares equal to (a) the aggregate amount outstanding under its Sponsor Loans, divided by (b) $10.20.

4.  Transfer of Shares. The Sponsor agrees that it shall not, prior to the Closing, directly or indirectly, (a) sell, assign, transfer (including by operation of Law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Business Combination Agreement, (b) deposit any Shares into a voting trust or enter into a voting Contract or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Shares; provided, that the foregoing shall not prohibit the transfer of any Shares by the Sponsor to one or more of its Affiliates, but only if such Affiliate executes this Agreement or a joinder agreeing to become a party to this Agreement.

5.  No Redemption of Sponsor Shares. The Sponsor hereby agrees to abstain from exercising any redemption rights of any Shares held by it in connection with the SPAC Stockholders’ Approval.

6.  Waiver of Anti-Dilution Protections. The Sponsor hereby waives, subject to, and conditioned upon, the occurrence of the Closing, its right to an adjustment of the Conversion Ratio (as defined in Section 4.3(b) of the SPAC Charter) with respect to any conversion of its shares of SPAC Class B Common Stock in connection with the Transactions.

7.  Earnout Shares. The parties hereto hereby agree that (x) 3,150,000 PubCo Ordinary Shares, representing 70% of the PubCo Ordinary Shares to be held by the Sponsor immediately following the Effective Time, shall be fully vested and freely tradable, subject only to the restrictions set forth in that certain Letter Agreement, dated as of October 20, 2021, by and among SPAC, the Sponsor and the individuals signatory thereto, (as amended by that certain Insider Letter Amendment, dated June 26, 2023, the “Insider Letter”), and (y) 1,350,000 PubCo Ordinary Shares, representing the remaining 30% of the PubCo Ordinary Shares to be held by the Sponsor immediately following the Effective Time, shall be subject to vesting and forfeiture as described below (the “Earnout Shares”).

(a)            The Earnout Shares shall become fully vested if, at any time from the Effective Time through the date that is the fifth anniversary of the Effective Time, the VWAP of PubCo Ordinary Shares is greater than or equal to $12.50 (the “Price Target”) over any 20 trading days within any 30-day trading period (the “Triggering Event”); provided, that the Price Target shall be equitably adjusted for any share splits, share dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the PubCo Ordinary Shares. For purposes hereof, “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.

(b)            In the event that there is a Change of Control of PubCo after the Effective Time and prior to the date that is the fifth anniversary of the Effective Time, the Earnout Shares (to the extent not already fully vested in connection with the Triggering Event) shall become fully vested immediately prior to such Change of Control, such that the holders of the Earnout Shares shall be entitled to receive in such Change of Control the consideration which would have been issuable or payable to them in such Change of Control (including the right to elect to receive different forms of consideration) if they had held the Earnout Shares immediately prior to the consummation thereof. For purposes hereof, a “Change of Control” means the occurrence of any of the following events: (i) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act is or becomes the beneficial owner, directly or indirectly, of securities of PubCo representing more than 50% of the combined voting power of, or economic interests in, PubCo’s then outstanding voting securities; (ii) there is consummated a merger or consolidation of PubCo with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the PubCo board of directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary of another Person, the ultimate parent thereof, or (B) the voting securities of PubCo immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary of another Person, the ultimate parent thereof; (iii) the shareholders of PubCo approve a plan of complete liquidation or dissolution of PubCo or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by PubCo of 50% or more of the assets of PubCo and its Subsidiaries, taken as a whole.

(c)            Within five Business Days after the occurrence of the Triggering Event or a Change of Control of PubCo, PubCo shall cause its transfer agent to note the vesting of the Earnout Shares on its share ledger records. If any of the Earnout Shares are represented by certificates, within the five Business Day time period set forth in the foregoing sentence, PubCo shall issue new certificates without any restrictive legends to the holders thereof in exchange for the legended certificates.

(d)            If by the fifth anniversary of the Effective Time the Earnout Shares shall not have vested, the Earnout Shares shall be forfeited and shall be delivered in certificated or book-entry form to PubCo for cancellation for no consideration and shall cease to represent any interest in PubCo, effective as of such date.

8.   Representations and Warranties. The Sponsor hereby represents and warrants to SPAC and PubCo as follows:

(a)            The execution, delivery and performance by the Sponsor of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to the Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the Business Combination Agreement and the other Ancillary Agreements), or (iv) if applicable, conflict with or result in a breach of or constitute a default under any provision of the Governing Documents of the Sponsor.

(b)            As of the date of this Agreement, the Sponsor owns exclusively of record and has good and valid title to 5,750,000 shares of SPAC Class B Common Stock, free and clear of any Liens, other than pursuant to (i) this Agreement, (ii) applicable securities Laws, (iii) the SPAC Governing Documents and (iv) the Insider Letter, and as of the date of this Agreement, the Sponsor has the sole power (as currently in effect) to vote and the right, power and authority to sell, transfer and deliver such Shares, and the Sponsor does not own, directly or indirectly, any other Shares.

(c)            The Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by the Sponsor.

9.  Termination. This Agreement and the obligations of the parties hereto under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Business Combination Agreement in accordance with its terms; and (c) the mutual written agreement of all the parties hereto. Upon termination of this Agreement, no party hereto shall have any further obligations or Liabilities under this Agreement; provided, however, that such termination shall not relieve any party hereto from any Liability for a willful and material breach of this Agreement occurring prior to its termination.

10.  Miscellaneous.

(a)            Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)            All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) on the day following mailing if sent by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email during normal business hours at the location of the recipient, and otherwise on the next following Business Day, addressed as follows:

If to the Sponsor or, prior to the Closing, SPAC, to:

ExcelFin Acquisition Corp.
ExcelFin SPAC LLC
473 Jackson St., Suite 300
San Francisco, California 94111
Email: JRagan@paperexcellence.com
Attention: Joe Ragan

with copies (which shall not constitute notice) to:

Shearman & Sterling LLP
2601 Olive Street, 17th Floor
Dallas, Texas 75201
Email: Alain.Dermarkar@shearman.com
Attention: Alain Dermarkar

and

Shearman & Sterling LLP
Bank of America Tower
800 Capitol Street, Suite 2200
Houston, Texas 77002
Email: Bill.Nelson@shearman.com
Attention: Bill Nelson

If to PubCo or SPAC from and after the Closing, to:

Baird Medical Investment Holdings Limited

Room 202, 2/F, Baide Building, Building 11

No.15 Rongtong Street, Yuexiu District, Guangzhou
Email: Qiuquan@baidemed.com
Attention: Quan Qiu

with copies (which shall not constitute notice) to:

Dechert LLP
24/F, North Tower, Beijing Kerry Centre
1 Guanghua Road, Chaoyang District
Beijing, China 100020
Email: yang.wang@dechert.com; stephen.leitzell@dechert.com
Attention: Yang Wang; Stephen Leitzell

or to such other address or addresses as the parties hereto may from time to time designate in writing in accordance with this Section 10(b).

(c)            If any term or provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable under applicable Law, such term or provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, and all other terms and provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any term or provision contained herein is, to any extent, held prohibited by or invalid, illegal or unenforceable under applicable Law, the parties hereto shall take any actions necessary to render the remaining terms and provisions of this Agreement valid and enforceable to the fullest extent permitted by applicable Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any term or provision contained herein that is held prohibited by or invalid, illegal or unenforceable with a valid, legal and enforceable term or provision giving effect to the original intent of the parties hereto.

(d)            (i) Unless the context of this Agreement otherwise requires or unless otherwise specified, (A) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (B) words using the singular or plural number also include the plural or singular number, respectively, as applicable; (C) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (D) the term “Section” refers to the specified Section of this Agreement; (E) the words “including,” “included,” or “includes” shall mean “including, without limitation;” (F) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (G) the word “or” shall be disjunctive but not exclusive; and (H) any reference to a given Person includes such Person’s successors and permitted assigns. (ii) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder, and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing such statutes or regulations. (iii) References to “$,” “US$,” “USD” or “dollars” are to the lawful currency of the United States of America. (iv) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. (v) Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day. (vi) All references to Contracts (including this Agreement) means such Contracts as the same may from time to time be amended or supplemented or the terms thereof waived or modified, in each case to the extent provided to the applicable party hereto. (vii) Unless the context of this Agreement otherwise requires, references to SPAC with respect to periods following the Effective Time shall be construed to mean the Surviving Corporation. (viii) The headings preceding the text of Sections included herein are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

(e)            This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(f)             This Agreement constitutes the entire agreement among the parties hereto relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto.

(g)            This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by all of the parties hereto in accordance with the specifications contained in Section 10(l) and which makes reference to this Agreement.

(h)            No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(i)             The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent actual or threatened breaches of this Agreement and to enforce the terms and provisions of this Agreement, in addition to any other remedy to which any party hereto is entitled at Law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at Law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(j)             This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(k)            Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, New Castle County), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or related to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by applicable Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 10(k).

(l)            This Agreement may be executed in two or more counterparts, and by different parties hereto in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

(m)           Without further consideration, each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n)            This Agreement shall not be effective or binding upon any party hereto until after such time as the Business Combination Agreement is executed and delivered by the Parties.

(o)            EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICBALE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(O).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXCELFIN SPAC LLC

By:	/s/ Joe Ragan
Name:	Joe Ragan
Title:	Authorized Signatory

EXCELFIN ACQUISITION CORP.

By:	/s/ Joe Ragan
Name:	Joe Ragan
Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Sponsor Support Agreement]

BAIRD MEDICAL INVESTMENT HOLDINGS LIMITED

By:	/s/ Haimei Wu
Name:	Haimei Wu
Title:	Director

[Signature Page to Sponsor Support Agreement]